                                POWER OF ATTORNEY

                                -----------------

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  SCOTT  SCHNEIDER hereby appoints TONY L. WOLK to be the  undersigned's  true and lawful attorney,

and in his name, place and stead to execute, acknowledge, deliver and file Forms

3,  4 and 5  (including  amendments  thereto)  with  respect  to  securities  of

Centennial  Communications Corp. (the "Company"),  required to be filed with the

Securities  and  Exchange  Commission,  national  securities  exchanges  and the

Company  pursuant to Section  16(a) of the  Securities  Exchange Act of 1934, as

amended, and the rules and regulations thereunder,  granting to Tony L.Wolk full power and  authority  to perform all acts  necessary to the  completion  of such purposes.

     The undersigned agrees that the attorney-in-fact  herein, Tony L. Wolk, may rely entirely on information  furnished  orally or in writing by the undersigned to such  attorney-in-fact.  The  undersigned  also agrees to indemnify  and hold harmless  the Company  and the  attorney-in-fact  against  any  losses,  claims,

damages or liabilities  (or actions in these  respects) that arise out of or are based  upon  any  untrue  statements  or  omission  of  necessary  facts  in the information  provided by the undersigned to the attorney-in-fact for purposes of executing,  acknowledging,  delivering  or  filing  Forms  3, 4 or 5  (including amendments thereto) and agrees to reimburse the Company and the attorney-in-fact herein for any legal or other expenses  reasonably  incurred in connection  with investigating or defending  against any such loss, claim,  damage,  liability or action.

     The validity of this Power of Attorney  shall not be affected in any manner by reason of the  execution,  at any time,  of other  powers of  attorney by the undersigned in favor of persons other than those named herein.

     The   undersigned   agrees  and   represents  to  those  dealing  with  its

attorney-in-fact  herein,  Tony L.  Wolk,  that this  Power of  Attorney  is for indefinite  duration and may be  voluntarily  revoked only by written  notice to such attorney-in-fact.

     WITNESS THE EXECTION HEREOF this 28th day of January, 2005.

                                                        /s/   Scott Schneider

                                                        ------------------------

                                                        Scott Schneider

THE STATE OF NEW JERSEY

COUNTY OF MONMOUTH

/s/   Karen K. Groshcel

---------------------------------

KAREN K. GROSCHEL

NOTARY PUBLIC STATE OF NEW JERSEY

MY COMMISSION EXPIRES 01-16-2010